                                                                    EXHIBIT 10.6

                             MICROSOFT CORPORATION

                        SAVINGS PLUS PLAN, AS AMENDED

                               TABLE OF CONTENTS


                                   ARTICLE I
                                  DEFINITIONS                            Page
                                  -----------                            ----
1.1      BENEFICIARY  . . . . . . . . . . . . . . . . . . . . . . . . .  1-1
1.2      CODE . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-1
1.3      COMPENSATION . . . . . . . . . . . . . . . . . . . . . . . . .  1-1
1.4      EMPLOYEE . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-1
1.5      ELIGIBLE EMPLOYEE  . . . . . . . . . . . . . . . . . . . . . .  1-1
1.6      EMPLOYER . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-2
1.7      ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-3
1.8      PARTICIPANT  . . . . . . . . . . . . . . . . . . . . . . . . .  1-3
1.9      PLAN . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-3
1.10     PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . .  1-3
1.11     PLAN YEAR  . . . . . . . . . . . . . . . . . . . . . . . . . .  1-3
1.12     TRUST FUND . . . . . . . . . . . . . . . . . . . . . . . . . .  1-3
1.13     TRUSTEE  . . . . . . . . . . . . . . . . . . . . . . . . . . .  1-4

                                  ARTICLE II
                      ELIGIBILITY TO PARTICIPATE IN PLAN
                      ----------------------------------

2.1      ELIGIBILITY AND ENTRY DATE . . . . . . . . . . . . . . . . . .  2-1
2.2      REEMPLOYMENT . . . . . . . . . . . . . . . . . . . . . . . . .  2-1
2.3      ELECTION AGAINST PARTICIPATION . . . . . . . . . . . . . . . .  2-1

                                  ARTICLE III
                            EMPLOYEE CONTRIBUTIONS
                            ----------------------

3.1      ELECTION TO DEFER  . . . . . . . . . . . . . . . . . . . . . .  3-1
3.2      DEFERRAL ELECTION DATES  . . . . . . . . . . . . . . . . . . .  3-1
3.3      TERMINATING AN ELECTION TO DEFER . . . . . . . . . . . . . . .  3-1
3.4      VESTING IN DEFERRALS . . . . . . . . . . . . . . . . . . . . .  3-2
3.4      DISTRIBUTION OF EXCESS DEFERRALS . . . . . . . . . . . . . . .  3-2

                                  ARTICLE IV
                EMPLOYER MATCHING CONTRIBUTIONS AND FORFEITURES
                -----------------------------------------------

4.1      EMPLOYER MATCHING CONTRIBUTIONS  . . . . . . . . . . . . . . .  4-1
4.2      ALLOCATION OF FORFEITURES  . . . . . . . . . . . . . . . . . .  4-1

                                   ARTICLE V
                          VESTING - YEARS OF SERVICE
                          --------------------------

5.1      EMPLOYEE CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . .  5-1

                                      1-1

5.2      EMPLOYER CONTRIBUTIONS . . . . . . . . . . . . . . . . . . . . .  5-1
5.3      YEARS OF SERVICE . . . . . . . . . . . . . . . . . . . . . . . .  5-1
5.4      HOUR OF SERVICE  . . . . . . . . . . . . . . . . . . . . . . . .  5-1
5.5      PERIOD OF SEVERANCE  . . . . . . . . . . . . . . . . . . . . . .  5-2
5.6      FORFEITURES  . . . . . . . . . . . . . . . . . . . . . . . . . .  5-2

                                  ARTICLE VI
                    PARTICIPANTS' ACCOUNTS AND INVESTMENTS
                    --------------------------------------

6.1      INDIVIDUAL ACCOUNTS  . . . . . . . . . . . . . . . . . . . . . .  6-1
6.2      INVESTMENT FUNDS . . . . . . . . . . . . . . . . . . . . . . . .  6-1
6.3      CHANGING ACCOUNT INVESTMENTS . . . . . . . . . . . . . . . . . .  6-2
6.4      PROCEDURES . . . . . . . . . . . . . . . . . . . . . . . . . . .  6-2
6.5      VALUATION OF ACCOUNTS  . . . . . . . . . . . . . . . . . . . . .  6-2

                                  ARTICLE VII
             PAYMENT OF ACCOUNT BALANCES UPON TERMINATION, DEATH,
           DISABILITY, QUALIFIED DOMESTIC RELATIONS ORDERS, DIRECT
                     ROLLOVERS, SALE OF TRADE OR BUSINESS
                     ------------------------------------

7.1      TERMINATION OF EMPLOYMENT  . . . . . . . . . . . . . . . . . . .  7-1
7.2      PAYMENT AT 59-1/2  . . . . . . . . . . . . . . . . . . . . . . .  7-1
7.3      PAYMENT OF ACCOUNT BALANCES UPON DEATH . . . . . . . . . . . . .  7-1
7.4      PAYMENT OF ACCOUNT BALANCES UPON DISABILITY  . . . . . . . . . .  7-2
7.5      EARLY RETIREMENT . . . . . . . . . . . . . . . . . . . . . . . .  7-2
7.6      DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS  . . . .  7-2
7.7      SALE OF TRADE OR BUSINESS  . . . . . . . . . . . . . . . . . . .  7-3
7.8      NOTICE OF RIGHT TO DEFER PAYMENT . . . . . . . . . . . . . . . .  7-4

                                 ARTICLE VIII
                             HARDSHIP WITHDRAWALS
                             --------------------


                                  ARTICLE IX
              LIMITATIONS ON EMPLOYEE AND EMPLOYER CONTRIBUTIONS
              --------------------------------------------------

9.1      LIMITATIONS ON TOTAL CONTRIBUTIONS TO ACCOUNTS . . . . . . . .  9-1
9.2      AVERAGE ACTUAL DEFERRAL PERCENTAGE TESTS . . . . . . . . . . .  9-1
9.3      ELECTIVE DEFERRALS OR QUALIFIED EMPLOYER DEFERRAL
         CONTRIBUTIONS UNDER TWO OR MORE PLANS OR ARRANGEMENTS. . . . .  9-2
9.4      ELECTIVE DEFERRALS, QUALIFIED EMPLOYER DEFERRAL
         CONTRIBUTIONS, AND COMPENSATION OF FAMILY MEMBERS. . . . . . .  9-2
9.5      ACTIONS AVAILABLE WHEN TESTS UNSATISFIED . . . . . . . . . . .  9-2
9.6      DISTRIBUTION OF EXCESS CONTRIBUTIONS . . . . . . . . . . . . .  9-3
9.7      AVERAGE CONTRIBUTIONS PERCENTAGE TESTS . . . . . . . . . . . .  9-3
9.8      DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS . . . . . . . .  9-4



                                      1-2

 9.9     DEFINITIONS APPLICABLE TO DISCRIMINATION TESTS . . . . . . . . .   9-5

                                  ARTICLE X
                            ROLLOVER CONTRIBUTIONS
                            ----------------------

10.1     PERMITTED ROLLOVERS  . . . . . . . . . . . . . . . . . . . . . .  10-1
10.2     VESTING AND ACCOUNTING . . . . . . . . . . . . . . . . . . . . .  10-1
10.3     DISTRIBUTION UPON TERMINATION  . . . . . . . . . . . . . . . . .  10-1
10.4     DIRECT ROLLOVER DISTRIBUTIONS  . . . . . . . . . . . . . . . . .  10-1

                                  ARTICLE XI
                                ADMINISTRATION
                                --------------

11.1     NAMED FIDUCIARY  . . . . . . . . . . . . . . . . . . . . . . . .  11-1
11.2     PLAN ADMINISTRATOR . . . . . . . . . . . . . . . . . . . . . . .  11-1
11.3     FACILITY OF PAYMENTS . . . . . . . . . . . . . . . . . . . . . .  11-2
11.4     APPOINTMENT OF INVESTMENT MANAGER  . . . . . . . . . . . . . . .  11-2
11.5     INVESTMENT MANAGER AND TRUSTEE . . . . . . . . . . . . . . . . .  11-2

                                 ARTICLE XII
                               CLAIMS PROCEDURE
                               ----------------

12.1     DENIAL OF CLAIMS . . . . . . . . . . . . . . . . . . . . . . . .  12-1
12.2     ARBITRATION  . . . . . . . . . . . . . . . . . . . . . . . . . .  12-1

                                 ARTICLE XIII
                           NONALIENATION PROVISION
                           -----------------------


                                 ARTICLE XIV
                                 TERMINATION
                                 -----------

14.1     PLAN TERMINATION . . . . . . . . . . . . . . . . . . . . . . . .  14-1
14.2     NO REVERSION TO EMPLOYER -- ACCRUED RIGHTS NONFORFEITABLE  . . .  14-1
14.3     DISTRIBUTION UPON TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS  14-1





                                      1-3

                                   ARTICLE XV
                            MERGER OR CONSOLIDATION


                                  ARTICLE XVI
                                   AMENDMENTS


                                  ARTICLE XVII
                                RIGHTS RESERVED


                                 ARTICLE XVIII
                              TOP-HEAVY PROVISIONS


                                  ARTICLE XIX
                                     LOANS






                                      1-4

                                  ARTICLE I
                                 DEFINITIONS

         The following words shall have the following meanings unless the context clearly indicates otherwise.

         1.1 BENEFICIARY means a person designated by a participant, or by this Plan if there is no effective designation, to receive benefits payable under this Plan in the event of the participant's death.

         1.2     CODE means the Internal Revenue Code of 1986, as amended.

         1.3 COMPENSATION is defined and limited as set forth in Appendix I, attached hereto and incorporated herein.

         1.4 EMPLOYEE means any common law employee of the employer who receives remuneration for personal services rendered to the employer, and any "leased employee" as defined in Code Section 414 (n)(2).

         1.5 ELIGIBLE EMPLOYEE means a regular employee of the employer who satisfies the eligibility requirements of section 2.1. For purposes of this Plan, a "regular employee" of the employer is an employee who is in an approved headcount position with the employer and on the employer's payroll. An approved headcount position is one which is (1) authorized in writing during the annual or out-of-cycle budgeting process and approved by an officer of Microsoft (or by a Regional Director for positions in subsidiaries of Microsoft) and (2) on the official human resources database of Microsoft or one of its subsidiaries. An employee is on an employer's payroll if the employee is paid from the payroll department of the employer (including payroll departments of the employer's foreign branches, but not subsidiaries) and the employer withholds U.S. employment taxes (e.g., income tax, FICA) from the employee's pay. Notwithstanding the foregoing, the following are not eligible employees and are not eligible to participate in this Plan even if they meet the definition of regular employee of the employer:

                 a.       interns;

                 b.       cooperatives;

                 c.       apprentices;

                 d.       nonresident aliens with no U.S. source income;





                                      1-1

                 e. employees covered by a collective bargaining agreement resulting from negotiations in which retirement benefits were the subject of good faith bargaining and participation in this Plan was not provided for;

                 f. leased employees (including leased employees as defined in Code Section 414(n)(2));

                 g. temporary employees hired through or employed by temporary or leasing agencies;

                 h.       temporary employees of the employer; and

                 i. workers who hold themselves out to the employer as being independent contractors, or as being employed by another company while providing services to the employer. For purposes of this Plan, a temporary employee is one who is hired to work on a specific project or series of projects which in the aggregate is not expected to exceed six (6) months. This definition of Eligible Employee is added effective July 1, 1994.

         1.6 EMPLOYER means MICROSOFT CORPORATION and any subsidiary or affiliate of Microsoft Corporation which, with MICROSOFT CORPORATION's approval, elects to adopt the Plan for its employees. Employers maintaining the Plan are listed in Appendix II, attached hereto and incorporated herein. Microsoft Corporation shall have sole discretionary authority over the Plan, including, without limitation, authority to amend the Plan and appoint fiduciaries. For purposes of applying to this Plan Code Sections 401, 410, 411, 414 and 415, which sections relate to tax-qualified plans generally, to minimum participation standards, to minimum vesting standards, to compensation, and to limitations on benefits and contributions under qualified retirement plans, all employees of businesses under common control, as defined in Code Section 414(b) and (c), employees of affiliated service groups under Code Section 414(m), and employees of any group of employers who must be aggregated and treated as one employer pursuant to Code Section 414(o), shall be considered to be employed by the employer.

         1.7 ERISA means the Employee Retirement Income Security Act of 1974, as amended.





                                      1-2

         1.8 PARTICIPANT means an employee who meets the eligibility requirements of Article II and who has entered the Plan by electing to defer compensation. An employee shall be considered a participant as long as one or more accounts are maintained under this Plan on his or her behalf.

         1.9 PLAN means the MICROSOFT CORPORATION SAVINGS PLUS PLAN set forth in this document, as amended from time to time.

         1.10 PLAN ADMINISTRATOR means the vice president of finance and administration. Effective July 1, 1994, Plan Administrator means the Vice President, Human Resources.

         1.11 PLAN YEAR, effective January 1, 1993, means the twelve month period beginning January 1 and ending December 31. Prior to January 1, 1993, "Plan Year" meant the twelve month period beginning April 1 and ending March 31.

         1.12 TRUST FUND means the assets of the trust established and maintained according to the provisions of this Plan.

         1.13 TRUSTEE means any individual, life insurance company, bank or trust company or a combination of the foregoing, which the employer has designated to manage and invest the assets of the Plan.





                                      1-3

                                   ARTICLE II

                       ELIGIBILITY TO PARTICIPATE IN PLAN

         2.1 ELIGIBILITY AND ENTRY DATE. Each eligible employee who is 18 years of age or older and who has been employed with the employer for six months shall be eligible to participate in this Plan except as provided in this
Article II. The eligible employee shall be eligible to elect to defer a percentage of his or her compensation as of the first day of the month coinciding with or occurring after the date the eligibility requirements are met. Preparticipation service with certain companies as set forth in Appendix II, attached hereto and incorporated herein, shall be counted toward eligibility. The amendment of the term "employee" to "eligible employee" in this Section 2.1 is effective July 1, 1994.

         2.2 REEMPLOYMENT. If a former plan participant is reemployed as an eligible employee, that person shall be eligible to participate as of, the first day of the month coinciding with or occurring after his or her reemployment.

         2.3 ELECTION AGAINST PARTICIPATION. Any eligible employee may elect not to participate in the Plan at any time for any reason in writing signed by the eligible employee, a copy of which is delivered to the employer.





                                      2-1

                                  ARTICLE III

                             EMPLOYEE CONTRIBUTIONS

         3.1 ELECTION TO DEFER. Each participant may elect, in the manner provided by the Plan Administrator, to contribute from 1% to 15% of his or her compensation to a salary deferral account under the Plan, except that such contribution shall not exceed the annual limitation on elective deferrals under Code Section 402(g) in any taxable year, which limitation is increased as permitted by Internal Revenue Service publication to reflect cost-of-living adjustments ($9,240 for 1994). The employer may, from time to time, change the percentage of salary that may be deferred. Except as authorized by the Plan Administrator, all such contributions shall be by payroll reduction. Contributions shall be transferred to the trust fund within 60 days.

         3.2 DEFERRAL ELECTION DATES. On entering the Plan initially or upon reemployment, an employee may elect to contribute as of the day he or she is eligible to enter the Plan. All other employees or participants may elect to contribute, or to change their contribution percentage, effective as of any January 1, April 1, July 1, and October 1, which dates may be changed from time to time by the Plan Administrator. An election to contribute may be made on any date prior to the effective date of the election, in the manner provided by the Plan Administrator.

         3.3 TERMINATING AN ELECTION TO DEFER. A participant may terminate an election to contribute as of the first day of any month, provided notice of termination has been given by the fifteenth day of the previous month in the manner provided by the Plan Administrator. If an employee terminates an election to contribute, he or she must wait five months (prior to July 1, 1994, three months) before being eligible again to elect to contribute as of a January 1, April 1, July 1, or October 1 following the five-month (prior to July 1, 1994, three-month) waiting period.





                                      3-1

         3.4 DISTRIBUTION OF EXCESS DEFERRALS. Notwithstanding any other provision of the Plan, excess deferrals (amounts in excess of the annual limitation on elective deferrals under Code Section 402(g), as increased by a cost of living factor) and income allocable thereto may be distributed no later than April 15 to participants who claim for the preceding calendar year such excess deferrals under two or more plans or to participants who have such excess deferrals under this Plan. A participant may allocate excess deferrals to this Plan by submitting to the Plan Administrator no later than March 1 a statement specifying the excess deferral amount for the preceding calendar year and stating that, if such amount is not distributed, such excess deferral, when added to amounts deferred under other plans, exceeds the applicable annual limit. The excess deferrals distributed to a participant with respect to a calendar year shall be adjusted for income and, if there is a loss allocable to the excess deferral, shall in no event be less than the lesser of the participant's account under the Plan or the participant's elective deferrals for the calendar year.





                                      3-2

                                   ARTICLE IV

                EMPLOYER MATCHING CONTRIBUTIONS AND FORFEITURES

         4.1 EMPLOYER MATCHING CONTRIBUTIONS. The employer shall contribute funds to the Plan, from its current or retained profits, to match a portion of each participant's salary deferral. The employer contribution shall match 50% of each participant's contribution in any plan year up to six percent of the participant's compensation for the plan year, for a maximum employer matching contribution of three percent of compensation. The matching contribution shall be allocated to the participant's employer contribution account. The employer may from time to time change the amount of the employer matching contribution, provided any decrease in the matching contribution formula must be effective only for matching elective deferrals after the date of change. Total employer contributions for any plan year shall not exceed the maximum amount which is deductible by the employer for federal income tax purposes. The employer contribution shall be transferred to the trust fund at such times as the employer determines, but such contributions shall in no event be transferred to the trust fund later than the time prescribed by law for the employer to obtain a federal income tax deduction for the plan year for which the contribution is made. Employer contributions shall be credited to participants' employer contribution accounts as of the date of receipt by the plan.

         4.2 ALLOCATION OF FORFEITURES. As of the end of each plan year forfeitures which have become available for distribution during such year shall be allocated among the employer contribution accounts of participants employed on the last day of the plan year in the same proportion as the employer matching contribution allocated to each such account bears to the aggregate employer contributions allocated to all such accounts for the plan year.





                                      4-1

                                   ARTICLE V

                           VESTING - YEARS OF SERVICE

         5.1 EMPLOYEE CONTRIBUTIONS. Each participant shall be 100% vested in all amounts in his or her salary deferral account.

         5.2 EMPLOYER CONTRIBUTIONS. A participant whose employment is terminated on or after reaching age 65, whose employment is terminated because of a total and permanent disability, or who dies while employed, shall be 100% vested in all amounts in his or her employer contribution account. All other participants who terminate shall be entitled to the vested percentage of their employer contribution account determined in accordance with the following schedule:

         Years of Service      Vested Percentage      Forfeited Percentage
         ----------------      -----------------      --------------------
         Less than 2                   0%                     100%
         2 or more years             100%                       0%

In computing years of service, all of an employee's years of service shall be taken into account, except that if an employee has five or more consecutive one-year periods of severance, years of service after such period of severance shall not be taken into account for purposes of determining the nonforfeitable percentage of the employee's accrued benefit derived from employer contributions which accrued before the period of severance. Preparticipation service with certain companies as set forth in Appendix II, attached hereto and incorporated herein, shall be counted toward vesting.

         5.3 YEARS OF SERVICE. An employee's years of service at any date shall equal the number of years, including fractional portions of years, which have elapsed between the date the employee first performed an hour of service, or first performed an hour of service upon reemployment, and the date a period of severance begins. If a period of severance is less than twelve months, the period of severance shall be included in determining years of service.

         5.4 HOUR OF SERVICE. An hour of service means each hour for which an employee is paid or entitled to payment for the performance of duties for the employer.





                                      5-1

         5.5 PERIOD OF SEVERANCE. A period of severance is a period which begins on the earlier of (i) the date the employee quits, is discharged, retires, dies; or (ii) the first anniversary of the date the employee is absent from service for any other reason, such as disability leave, vacation, or leave of absence; and which ends when the employee performs an hour of service upon reemployment. However, if an employee is absent from employment for maternity or paternity reasons, the period of severance shall begin on the second anniversary of the first date of such absence. The period between the first and second anniversaries of the first date of absence from work is neither a year or fractional year of service, nor a period of severance. An absence for maternity or paternity reasons includes an absence because of the following: pregnancy of the individual, birth of a child of the individual, placement of a child with the individual in connection with the adoption of such child by such individual or caring for such child for a period beginning immediately following such birth or placement.

         5.6 FORFEITURES. There shall be no forfeiture of any nonvested or forfeitable interest of any terminating participant until the terminating participant has had a one-year period of severance. Such non-vested interests of terminated participants shall be held by the trustee in a separate forfeiture suspense account until the expiration of a one-year period of severance when the forfeitures shall be available for distribution as set forth in Article IV. If the participant is reemployed before sustaining five consecutive one-year periods of severance, any amount forfeited shall be restored to his or her employer contribution account, unadjusted by any gains or losses.





                                      5-2

                                   ARTICLE VI

                     PARTICIPANTS' ACCOUNTS AND INVESTMENTS

         6.1 INDIVIDUAL ACCOUNTS. The trustee shall maintain records to show the interest in the Plan of each participant and former participant. Such records shall be in the form of individual accounts. When appropriate, a participant shall have two accounts, a salary deferral account and an employer contribution account. The maintenance of individual accounts is only for accounting purposes, and a segregation of the assets of the trust fund to each account shall not be required. Notwithstanding the foregoing, to the extent provided in a written loan policy, a loan made to a participant will be treated as a participant direction of investment. The participant alone shares in any principal and interest paid on the loan, and he or she alone bears any expense or loss incurred in connection with the loan. The Trustee will reflect the participant's loan on his or her account. Distributions and withdrawals made from an account shall be charged to the account as of the date paid. Each participant and former participant shall be advised from time to time, but at least once a year, as to the status of his or her account or accounts.

         6.2 INVESTMENT FUNDS. The trust fund shall consist of the following investment funds: common stock funds, bond funds, income funds, money market funds, and the Microsoft Corporation stock fund. The employer may change the investment funds from time to time. Each participant and former participant shall direct the trustee as to what portion of his or her accounts shall be deposited in each fund (or, in the case of a Participant loan pursuant to Article XIX, what portion of his or her account shall be loaned). If a participant or former participant wishes to utilize more than one investment fund, he or she shall designate the percentage of his or her account balances to be invested in each fund, and the percentages designated shall be in 10% increments. The trust fund may hold qualified employer securities and qualified employer real estate in any amount. The Plan is intended to constitute a plan described in ERISA Section 404(c), and the fiduciaries of the Plan may be relieved in accordance with ERISA Section 404(c) of liability for any losses which are the direct and necessary result of investment instructions given by a participant or former participant.





                                      6-1

         6.3 CHANGING ACCOUNT INVESTMENTS. A change in the designation of investment funds may be made effective as of any January 1, April 1, July 1, and October 1 of each year. The dates for changing investment funds may be changed from time to time by the Plan Administrator.

         6.4 PROCEDURES. The Plan Administrator shall adopt such rules and procedures as it deems advisable with respect to all matters relating to the selection and use of the investment funds.

         6.5 VALUATION OF ACCOUNTS. As of the end of each plan year, the Plan Administrator shall adjust the net credit balances in the accounts of participants or former participants in the trust fund, upward or downward, pro rata, so that the aggregate of such net credit balances will equal the net worth of each investment fund of the trust fund, using fair market values as determined by the trustee and after such net worth for the appropriate investment fund has been reduced by any expenses (to the extent not paid directly by the employer), withdrawals, distributions and transfers chargeable to that investment fund which have been incurred but not yet paid. All determinations made by the trustee with respect to fair market values and net worth shall be made in accordance with generally accepted principles of trust accounting, and such determinations when so made by the trustee shall be conclusive and binding upon all persons having an interest under the Plan.





                                      6-2

                                  ARTICLE VII

                        PAYMENT OF ACCOUNT BALANCES UPON
                        TERMINATION, DEATH, DISABILITY,
                      QUALIFIED DOMESTIC RELATIONS ORDERS,
                           SALE OF TRADE OR BUSINESS

         7.1 TERMINATION OF EMPLOYMENT. Upon termination of employment for any reason other than death or disability, the participant shall elect either to receive his or her balances upon termination or upon reaching age 65, except that if the value of the participant's accounts does not exceed $3,500 (and did not exceed $3,500 at the time of any prior distribution), payment shall be made upon termination. Account balances shall be valued as of the most recent valuation date prior to date of payment and shall be paid in a single cash payment, except that the participant or former participant may elect to receive any or all of the shares allocated to him or her in the Microsoft Corporation stock fund. Account balances shall be distributed no later than 60 days after the latest of (i) the plan year in which the participant terminates or (ii) the plan year in which the participant reaches age 65. Notwithstanding the foregoing, a person's entire interest must be distributed, or must begin to be distributed, no later than the first day of April following the calendar year in which the participant reaches age 70-1/2.

         7.2 PAYMENT AT 59-1/2. A participant may elect to receive a distribution of all or a portion of his or her account balance or balances under this Plan in a single sum payment upon or after reaching age 59-1/2.

         7.3 PAYMENT OF ACCOUNT BALANCES UPON DEATH. If a participant dies while employed, his or her employer contribution account shall be 100% vested. Each participant shall designate a beneficiary or beneficiaries to receive all amounts credited to his or her accounts in the event of the participant's death. The accounts shall be valued as of the most recent valuation date prior to payment and shall be paid in a single cash payment to the designated beneficiary or beneficiaries as soon as feasible after the death. If a participant is married, the participant may not designate a beneficiary other than his or her spouse without the





                                      7-1
spouse's written consent which has been witnessed by a plan representative or a notary public. If a participant fails to designate a beneficiary, or the participant has no surviving beneficiary, the amounts payable to a married participant shall be distributed to his or her spouse and the benefits of a single participant shall be distributed to his or her estate.

         7.4 PAYMENT OF ACCOUNT BALANCES UPON DISABILITY. If a participant's employment is terminated prior to retirement because of a total and permanent disability, the employer contribution account shall be 100% vested. A participant shall be deemed to be totally and permanently disabled if he or she is eligible for and is receiving Social Security disability benefits. The participant's accounts shall be valued as of the most recent valuation date prior to payment and shall be paid in a single cash payment within sixty (60) days after the disability has been established under this section, except that the participant may elect to receive any or all of the shares allocated to him or her in the Microsoft Corporation stock fund. If the value of the participant's accounts exceeds $3,500 (or exceeded $3,500 at the time of a prior distribution), the participant may elect to receive the balance of his or her accounts upon reaching age 65.

         7.5 EARLY RETIREMENT. Upon reaching age 55, a participant may elect early retirement and shall receive the value of his or her salary deferral account and the vested portion of his or her employer contribution account, which shall be paid in the time and manner described in Section 7.1 as if the employee had terminated.

         7.6 DISTRIBUTIONS UNDER QUALIFIED DOMESTIC RELATIONS ORDERS. Distribution to an alternate payee under a qualified domestic relations order as defined in Code Section 414(p) may be made at any time prior to the participant's attainment of earliest retirement age if the court order specifies distribution at an earlier time or permits an agreement between the Plan and the alternate payee to authorize an earlier distribution and the alternate payee consents to the distribution.

                 7.6.1 Qualified Status of Order. The Plan Administrator shall establish reasonable procedures to determine the qualified status of a domestic relations order. Upon receiving a domestic relations order, the Plan Administrator shall promptly notify the participant





                                      7-2
and any alternate payee named in the order in writing of the receipt of the order and the Plan's procedures for determining the qualified status of the order. Within a reasonable period of time after receiving the domestic relations order, the Plan Administrator shall determine the qualified status of the order and shall notify the participant and each alternate payee in writing of its determination. The Plan Administrator shall provide notice under this paragraph by mailing to the individual's address specified in the domestic relations order, or in a manner consistent with Department of Labor regulations.

                 7.6.2 Amounts Payable During Determination Process. If any portion of the participant's nonforfeitable accrued benefit is payable during the period the Plan Administrator is making its determination of the qualified status of the domestic relations order, the Trustee shall make a separate accounting of the amounts payable. If the Plan Administrator determines the order is a qualified domestic relations order within 18 months of the date amounts first are payable following receipt of the order, the amounts shall be payable in accordance with the order. If the Plan Administrator does not make its determination of the qualified status of the order within the 18 month determination period, the amounts shall be payable in the manner in which they would be distributed if the order did not exist. The order shall be applied prospectively if the Plan Administrator determines after the 18 month period that the order is a qualified domestic relations order.

                 7.6.3 Investment of Amounts Payable. To the extent it is not inconsistent with the provisions of the qualified domestic relations order, any partitioned funds may be invested in a segregated subaccount and may be invested in fixed income investments. A segregated subaccount shall remain a part of the Trust, but it alone shall share in any income it earns, and it alone shall bear any expense or loss it incurs. The Trustee shall make any payments or distributions to the alternate payee(s) by separate benefit checks or other separate distribution.

         7.7 SALE OF TRADE OR BUSINESS. Distributions may also be made in the event of termination of the Plan, or any part thereof, as described in Code
Section 401(k)(a)(A)(i) and the regulations thereunder, or a disposition of the assets of a trade or business or the stock of a





                                      7-3
subsidiary with respect to employees who continue employment with the acquiring corporation or subsidiary as described in Code Section 401(k)(10)(A)(ii) and
(iii) and the regulations thereunder. In no event may amounts attributable to 401(k) elective deferrals be distributed earlier than upon one of the following events:

                 (a) Retirement, death, disability or separation from service (see Code Section 401(k)(10)(A)(i));

                 (b) Termination of this Plan without establishment of a successor plan (see Code Section 401(k)(10)(A)(i));

                 (c)      The employee's attainment of age 59-1/2;

                 (d) The sale or other disposition by a corporation to an unrelated corporation, which does not maintain this Plan, of substantially all of the assets used in a trade or business, but only with respect to employees who continue employment with the acquiring corporation (see Code Section 401(k)(10)(A)(ii));

                 (e) The sale or other disposition by a corporation of its interest in a subsidiary to any unrelated entity which does not maintain this Plan, but only with respect to employees who continue employment with the subsidiary (see Code Section 401(k)(10)(A)(iii)).

         7.8 NOTICE OF RIGHT TO DEFER PAYMENT. A participant whose total account balances exceed (or have exceeded at the time of a prior distribution) $3,500 shall be given an explanation of the optional forms of benefit available, and of his or her right to defer receipt of distribution. If a participant fails to consent to an immediate distribution, it shall be deemed an election to defer the commencement of payment of any benefit. However, any election to defer the receipt of benefits shall not apply with respect to distributions which are required under Code Section 401(a)(9). Notice of the rights specified under this Section 7.8 shall be provided no less than 30 days and no more than 90 days before the "Annuity Starting Date." The "Annuity Starting Date" is the first day on which all events have occurred which entitle the participant to receive a distribution (e.g., termination of employment, consent to distribution). Distribution may





                                      7-4
commence less than 30 days after the notice required under Section 1.411(a)-11(c) of the Income Tax Regulations is given if:

                 (A) the plan administrator clearly informs the participant that the participant has a right to a period of at least 30 days after receiving the notice to consider the decision of whether or not to elect a distribution (and, if applicable, a particular distribution option), and

                 (B) the participant, after receiving the notice, affirmatively elects a distribution. Written consent of the participant to the distribution must not be made before the participant receives the notice and must not be made more than 90 days before the Annuity Starting Date. No consent shall be valid if a significant detriment is imposed under the plan on any participant who does not consent to the distribution. Consent to an immediate distribution is not required after the participant has reached age 65 or has died.





                                      7-5

                                  ARTICLE VIII

                              HARDSHIP WITHDRAWALS

         If a participant has a financial hardship, the participant may withdraw so much of his or her salary deferral contributions as is necessary to meet the hardship. The salary deferral contributions will be valued as of the valuation date on or immediately before the withdrawal and shall be valued at 85% of their value as of the valuation date. Notwithstanding the foregoing, a participant who has an outstanding loan from the Plan (or must take such a loan prior to the hardship distribution pursuant to this Article VIII) may not take a hardship distribution in an amount which exceeds 40% of his or her vested account balance.

         A hardship withdrawal shall be available for any of the following reasons:

                 (a) Medical expenses incurred by the participant, the participant's spouse, or any dependents of the participant or expenses necessary for those persons to obtain medical care;

                 (b) Purchase (excluding mortgage payments) of a principal residence for the participant;

                 (c) Payment of tuition and related educational expenses for the next 12 months of post-secondary education for the participant, his or her spouse, children or dependents;

                 (d) Preventing the eviction of the participant from his or her principal residence or foreclosure on the mortgage of the participant's principal residence; or

                 (e) Need due to critical financial emergencies, defined as circumstances of sufficient severity that a participant is confronted by present or impending financial ruin. The need shall be based on the participant's net worth statement, which shall form an objective criterion for determining hardship.

         A participant who receives a hardship distribution

                 (a) shall not receive a distribution in excess of the participant's immediate and heavy financial need;

                 (b) shall, prior to the distribution, have received all other distributions and loans available under all plans maintained by the employer;





                                      8-1

                 (c) shall not make elective contributions or have nonelective participant contributions made to this Plan or any other retirement plan, stock purchase plan, stock option or similar plan of the employer, until 12 months after receipt of the hardship distribution; and

                 (d) shall not make contributions to any plan of the employer, including this Plan, for his or her tax year immediately following the tax year in which the hardship distribution was received, in excess of (i) the annual limit applicable under Code Section 402(g) ($9,240 for 1994), as increased by a cost of living factor, minus (ii) the amount of participant contributions in the tax year of the hardship distribution.





                                      8-2

                                   ARTICLE IX

               LIMITATIONS ON EMPLOYEE AND EMPLOYER CONTRIBUTIONS

         9.1 LIMITATIONS ON TOTAL CONTRIBUTIONS TO ACCOUNTS. Notwithstanding anything in this Plan to the contrary, the total of employee and employer contributions and forfeitures allocated to a participant's accounts under this and any other employer sponsored defined contribution plan for any year shall not exceed the lesser of (i) 25% of the participant's compensation, reduced by employee compensation deferrals under this Plan for such year, or (ii) $30,000, or if greater, one-fourth of the defined benefit dollar limitation set forth in Code Section 415(b)(1) as in effect for the plan year. The year used to determine the limits on annual additions shall be the plan year. If such additions exceed the limitation, the excess employer contributions for the year on behalf of the participant shall be used to reduce future employer contributions.

         9.2 AVERAGE ACTUAL DEFERRAL PERCENTAGE TESTS. With respect to participant contributions in a plan year, the actual deferral percentage shall satisfy one of the tests described in (a) or (b) below. (Definitions of words used in the tests are given in Section 9.9.)

                 (a) The average actual deferral percentage for eligible participants who are highly compensated employees for the plan year shall not exceed the average actual deferral percentage for eligible participants who are non-highly compensated employees for the plan year multiplied by 1.25;

                 (b) the average actual deferral percentage for eligible participants who are highly compensated employees for the plan year shall not exceed the average actual deferral percentage for eligible participants who are non-highly compensated employees for the plan year multiplied by 2, provided that the average actual deferral percentage for eligible participants who are highly compensated employees does not exceed the average actual deferral percentage for eligible participants who are non-highly compensated employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to





                                      9-1
prevent the multiple use of this alternative limitation with respect to any highly compensated employee.

         9.3 ELECTIVE DEFERRALS OR QUALIFIED EMPLOYER DEFERRAL CONTRIBUTIONS UNDER TWO OR MORE PLANS OR ARRANGEMENTS. The actual deferral percentage for any eligible participant who is a highly compensated employee for the plan year and who is eligible to have elective deferrals or qualified employer deferral contributions allocated to his account under two or more plans or arrangements described in Code Section 401(k) that are maintained by the employer or an affiliated employer shall be determined as if all such elective deferrals and qualified employer deferral contributions were made under a single arrangement.

         9.4 ELECTIVE DEFERRALS, QUALIFIED EMPLOYER DEFERRAL CONTRIBUTIONS, AND COMPENSATION OF FAMILY MEMBERS. For purposes of determining the actual deferral percentage of a participant who is a highly compensated employee subject to the family aggregation rules of Code Section 414(q)(6), the elective deferrals, qualified employer deferral contributions and compensation of such participant shall include the elective deferrals, qualified employer deferral contributions and compensation of family members, and such family members shall be disregarded in determining the actual deferral percentage for participants who are non-highly compensated employees.

         The determination and treatment of the elective deferrals, qualified nonelective contributions and actual deferral percentage of any participant shall satisfy such other requirements as may be prescribed by the Secretary of the Treasury.

         9.5 ACTIONS AVAILABLE WHEN TESTS UNSATISFIED. In the event that the Plan Administrator shall at any time have reasonable cause to conclude that neither of the tests will be satisfied for a plan year, then the Plan Administrator shall take such actions as the Plan Administrator deems necessary in accordance with Appendix III, attached hereto and incorporated herein.





                                      9-2

         9.6 DISTRIBUTION OF EXCESS CONTRIBUTIONS. Excess contributions and income allocable thereto shall be distributed no later than the last day of each plan year to participants on whose behalf such excess contributions were made for the preceding plan year. "Excess contributions" shall mean the difference between the participant contributions made by highly compensated employees and the maximum amount of allowable participant contributions for those employees. The income allocable to excess contributions shall be determined by multiplying income allocable to the participant's elective deferrals and qualified employer deferral contributions for the plan year by a fraction, the numerator of which is the excess contribution on behalf of the participant for the preceding plan year and the denominator of which is the sum of the participant's account balances attributable to elective deferrals and qualified employer deferral contributions on the last day of the preceding plan year. The excess contributions which would otherwise be distributed to the participant shall be adjusted for income; shall be reduced, in accordance with regulations, by the amount of excess deferrals distributed to the participant; shall, if there is a loss allocable to the excess contributions, in no event be less than the lesser of the participant's account under the Plan or the participant's elective deferrals and qualified employer deferral contributions for the plan year. Amounts distributed under this section shall be treated as distributions from the participant's elective deferral account and shall be treated as distributed from the participant's qualified employer deferral contribution account only to the extent such excess contributions exceed the balance in the participant's elective deferral account.

         9.7 AVERAGE CONTRIBUTIONS PERCENTAGE TESTS. With respect to participant contributions and employer matching contributions, the average contribution percentage shall satisfy one of the tests described in, (a) or (b) below (definitions of words used in the tests are given in Section 9.9).

                 (a) The average contribution percentage for eligible participants who are highly compensated employees for the plan year shall not exceed the average contribution





                                      9-3
percentage for eligible participants who are non-highly compensated employees for the plan year multiplied by 1.25;

                 (b) the average contribution percentage for eligible participants who are highly compensated employees for the plan year shall not exceed the average contribution percentage for eligible participants who are non-highly compensated employees for the plan year multiplied by 2, provided that the average contribution percentage for eligible participants who are highly compensated employees does not exceed the average contribution percentage for eligible participants who are non-highly compensated employees by more than two (2) percentage points or such lesser amount as the Secretary of the Treasury shall prescribe to prevent the multiple use of this alternative limitation with respect to any highly compensated employee.

         9.8 DISTRIBUTION OF EXCESS AGGREGATE CONTRIBUTIONS. Excess aggregate contributions and income allocable thereto shall be distributed no later than the last day of each plan year to participants to whose accounts employee contributions or matching contributions were allocated for the preceding plan year. "Excess aggregate contributions" shall mean the amount described in Code Section 401(m)(6)(B). The income allocable to excess aggregate contributions shall be determined by multiplying the income allocable to the participant's employee contributions and matching employer contributions for the plan year by a fraction, the numerator of which is the excess aggregate contributions on behalf of the participant of the preceding plan year and the denominator of which is the sum of the participant's account balances attributable to employee contributions and matching employer contributions on the last day of the preceding plan year. The excess aggregate contributions to be distributed to a participant shall be adjusted for income, and, if there is a loss allocable to the excess aggregate contribution, shall in no event be less than the lesser of the participant's account under the Plan or the participant's employee contributions and matching contributions for the plan year. Excess aggregate contributions shall be distributed from the participant's matching contribution account





                                      9-4
in proportion to the participant's employee contributions and matching contributions for the plan year.

         9.9 DEFINITIONS APPLICABLE TO DISCRIMINATION TESTS. For purposes of this Article, the following definitions shall be used:

         Actual deferral percentage shall mean the ratio (expressed as a percentage) of elective deferrals and qualified employer deferral contributions on behalf of the eligible participant for the plan year to the eligible participant's compensation for the plan year.

         Average actual deferral percentage shall mean the average (expressed as a percentage) of the actual deferral percentages of the eligible participants in a group.

         Compensation shall mean compensation paid by the employer to the participant during the taxable year ending with or within the plan year which is required to be reported as wages on the participant's Form W-2 and shall also include compensation which is not currently includible in the participant's gross income by reason of the application of Code Section 125, or Section 402(e)(3).

         Elective deferrals shall mean contributions made to the Plan during the plan year by the employer, at the election of the participant, in lieu of cash compensation and shall include contributions made pursuant to a salary reduction agreement.

         Eligible participant shall mean any employee of the employer who is otherwise authorized under the terms of the Plan to have elective deferrals or qualified employer deferral contributions allocated to his or her account for the plan year.

         Family Member shall mean an individual described in Code Section 414(q)(6)(B).

         Highly Compensated Employee shall mean an individual described in Code
Section  414(q).

         Inactive Participant shall mean any employee or former employee who has ceased to be a participant and on whose behalf an account is maintained under the Plan.

         Matching contribution shall mean any contribution to the Plan made by the employer for the plan year and allocated to a participant's account by reason of the participant's employee contributions or elective deferrals.





                                      9-5

         Non-highly compensated employee shall mean an employee of the employer who is neither a highly compensated employee nor a family member.

         Participant shall mean any employee of the employer who has met the eligibility and participation requirements of the Plan.

         Qualified employer deferral contributions shall mean qualified nonelective contributions taken into account under the terms of the Plan in determining the actual deferral percentage.

         Qualified nonelective contributions shall mean contributions (other than matching contributions) made by the employer and allocated to participants' accounts that the participant may not elect to receive in cash until distributed from the Plan; that are 100 percent vested and nonforfeitable when made; and that are not distributable under the terms of the Plan to participants or their beneficiaries except in events upon which elective deferrals may be distributed as described in Section 7.7(a) through (e) of this Plan.





                                      9-6

                                   ARTICLE X

                             ROLLOVER CONTRIBUTIONS

         10.1 PERMITTED ROLLOVERS. Subject to terms and conditions established by the Plan Administrator, an employee, whether or not a participant, may transfer rollover or, effective January 1, 1993, direct rollover amounts to the trust from other eligible retirement plans as permitted under, and pursuant to the provisions of, Code Sections 402(c) and 401(a)(31), respectively. The Plan Administrator shall require written certification that the contribution qualifies under Code Sections 402(c) or 401(a)(31), respectively.

         10.2 VESTING AND ACCOUNTING. Rollover contributions and earnings shall be 100% vested and shall be accounted for separately in a rollover account. All rollover contributions shall be invested and reinvested along with the assets of the Plan and treated in all respects as other assets of the Plan.

         10.3 DISTRIBUTION UPON TERMINATION. The rollover account shall be distributed at the same time and in the same manner as the employee's other accounts. If an employee terminates with no other amounts payable from this Plan, the rollover account shall be valued as of the valuation date coinciding with or preceding the date of termination and shall be paid in a single sum within 60 days after the end of the plan year.

         10.4 DIRECT ROLLOVER DISTRIBUTIONS. Notwithstanding any provision of the Plan to the contrary and subject to the following limitations, on or after January 1, 1993, a distributee may elect, at the time and in the manner prescribed by the Plan Administrator, to have any portion of an eligible rollover distribution paid directly to an eligible retirement plan. Direct rollovers may not be divided among several plans. A participant may elect to receive a distribution partly as a direct rollover and partly in a direct payment to the participant only if the direct rollover amount equals or exceeds $500.





                                      10-1

         The following definitions shall apply to this section 10.4:

                 (a) Eligible Rollover Distribution. An eligible rollover distribution is any distribution of all or any portion of the balance to the credit of the distributee, except that an eligible rollover distribution does not include:

                           (i)    any distribution that is one of a series of
substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the distributee or the joint lives (or joint life expectancies) of the distributee and the distributee's designated beneficiary, or for a specified period of ten years or more;

                          (ii)    any mandatory minimum distribution at age
70-1/2 under Code Section  401(a)(9); and

                         (iii)    the portion of any distribution that is not
includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities).

                 (b) Eligible Retirement Plan. An eligible retirement plan is an individual retirement account described in Code Section 408(a), an individual retirement annuity described in Code Section 408(b) (other than an endowment contract), an annuity plan described in Code Section 403(a), or a qualified trust described in Code Section 401(a) of a defined contribution plan, that accepts the distributee's eligible rollover distribution. However, in the case of an eligible rollover distribution to the surviving spouse, an eligible retirement plan is an individual retirement account or individual retirement annuity.

                 (c) Distributee. A distributee includes an employee or former employee. In addition, the employee's or former employee's surviving spouse and the employee's or former employee's spouse or former spouse who is the alternate payee under a qualified domestic relations order, as defined in Code Section 414(p), are distributees with regard to the interest of the spouse or former spouse.





                                      10-2

                                   ARTICLE XI

                                 ADMINISTRATION

         11.1 NAMED FIDUCIARY. The employer and the Plan Administrator are named fiduciaries for purposes of ERISA.

         11.2 PLAN ADMINISTRATOR. The Plan Administrator may from time to time employ agents to aid in the administration of the Plan. The Plan Administrator shall have the sole power and discretion to interpret and construe the provisions of this Plan and to determine all questions, including both interpretive and factual questions arising in connection with the administration, interpretation and application of the Plan, and shall supply any omission or reconcile any inconsistency in the Plan. The Plan Administrator's authority includes, without limitation, the sole authority to interpret and construe the Plan and determine a participant's eligibility to participate in the Plan and to receive benefits, and amount of benefits, if any. Any such action shall be final and conclusive upon all persons. The Plan Administrator shall decide any disputes which may arise under this Plan relative to the rights of employees, past and present, and their beneficiaries. Further, the Plan Administrator shall adopt such rules as it deems necessary, and give instructions and directions to the trustee as necessary and, in general, shall direct the administration of the Plan. The Plan Administrator's authority includes, but is not limited to, the following:

                 a. to compute, certify, and direct the trustee with respect to the amount and the kind of benefits to which any participant shall be entitled hereunder;

                 b. to authorize and direct the trustee with respect to all nondiscretionary or otherwise directed disbursements from the trust;

                 c. to compute and certify to the employer and to the trustee from time to time the sums of money necessary or desirable to be contributed to the Plan;

                 d. to consult with the employer and the trustee regarding the short and long-term liquidity needs of the Plan in order that the trustee can exercise any investment discretion in a manner designed to accomplish specific objectives; and





                                      11-1

                 e. to prepare and implement a procedure to notify eligible employees that they may elect to have a portion of their compensation deferred or paid to them in cash.

         11.3 FACILITY OF PAYMENTS. Whenever, in the Plan Administrator's opinion, a person who is entitled to receive any payment of a benefit or installment thereof is under a legal disability or is incapacitated in any way so as to be unable to manage his or her financial affairs, the Plan Administrator may direct the trustee to make payments to such person or to the participant's legal representative or to a relative or friend of the participant for his or her benefit. Any payment of a benefit or installment thereof made in accordance with the provisions of this section shall be a complete discharge of any liability for the making of such payment under this Plan.

         11.4 APPOINTMENT OF INVESTMENT MANAGER. The employer shall have the authority described in ERISA Section 402(c)(3) to appoint one or more investment managers and contract with each for management of any part of the trust fund for a reasonable fee. Selection and retention of an investment manager shall be in the trustee's discretion. Each investment manager shall have the power to manage, acquire, and dispose of the part of the trust fund designated by the employer. The investment manager shall have no responsibility for plan operation or administration.

         11.5 INVESTMENT MANAGER AND TRUSTEE. If an investment manager is appointed:

                 (a) The trustee shall segregate the trust fund or any part thereof into one or more investment accounts. The trustee shall appoint an investment manager for each account and designate the part of the trust fund to be managed by each investment manager.

                 (b) The trustee may terminate at any time the authority of an investment manager to manage an account. In such event or upon resignation of an investment manager, the trustee may appoint a successor investment manager for the account.

                 (c) Each investment manager to whom any fiduciary responsibility with respect to the Plan or the trust funds allocated is delegated, shall discharge such responsibility in





                                      11-2
accordance with the standards set forth in ERISA 404(a) and shall acknowledge such responsibility in writing.





                                      11-3

                                  ARTICLE XII

                                CLAIMS PROCEDURE

         12.1 DENIAL OF CLAIMS. Any denial by the Plan Administrator of a claim for benefits under the trust by a participant or beneficiary shall be stated in writing and delivered or mailed to the participant or beneficiary. Such notice shall set forth the specific reasons for the denial in a manner that may be understood without legal or actuarial counsel. Any denial of a claim may be appealed to the Plan Administrator by sending to the Plan Administrator a written request for review within 90 days after receiving notice of denial. The Plan Administrator shall give the applicant an opportunity to review pertinent documents in preparing the applicant's request for review. The request shall set forth all grounds on which it is based, supporting facts and other matters which the applicant deems pertinent. The Plan Administrator may require the applicant to submit such additional facts, documents or other material as it deems necessary or advisable in making its review and shall act upon such request within 60 days after the receipt thereof, unless special circumstances require further time. If the Plan Administrator confirms the denial in whole or in part, the Plan Administrator shall notify the applicant, setting forth in a manner calculated to be understood by the applicant, specific reasons for denial and specific references to Plan provisions on which the decision was based.

         12.2 ARBITRATION. Any controversy or claim arising out of or relating to this Plan, which is asserted by any person as an employee, former employee, participant, or beneficiary, shall be settled by arbitration in accordance with the Commercial Rules of the American Arbitration Association. Judgment upon the award rendered by the arbitrator shall be entered in a court having jurisdiction thereof. All such arbitration cases shall be heard by an attorney licensed in the jurisdiction where the arbitration hearing is to occur.





                                      12-1

                                  ARTICLE XIII

                            NONALIENATION PROVISION

         No participant shall have the right or power to alienate, anticipate, commute, pledge, encumber, or assign any of the funds allocated to the participant under the terms of this Plan, and such funds shall not be subject to seizure by any creditor of the participant under any writ or proceedings at law or in equity; provided, that the terms of this Article shall not prohibit the creation, assignment or recognition of a right to any benefit payable with respect to a participant if such creation, assignment or recognition of a right is made under a qualified domestic relations order defined under Code Section 414(p).





                                      13-1

                                  ARTICLE XIV

                                  TERMINATION

         14.1 PLAN TERMINATION. The employer shall have the right to terminate the Plan at any time as to its employees by action of its board of directors or by action of any committee or officer to whom such board of directors has delegated the right to terminate the Plan. In addition, Microsoft Corporation reserves the right to terminate the Plan in its entirety at any time by action of the Board of Directors of Microsoft Corporation or by action of any committee or officer to whom the Board of Directors has delegated such authority to terminate the Plan, and the Plan shall terminate in its entirety unless Microsoft Corporation permits employers wishing to continue the Plan as to their respective employees to arrange a spin-off of Plan assets attributable to accounts of their employees.

         14.2 NO REVERSION TO EMPLOYER -- ACCRUED RIGHTS NONFORFEITABLE. No termination shall have the effect of vesting in the employer any part of the principal or income of the plan funds. In the case of a termination, partial termination, or complete discontinuance of contributions, the rights of all affected employees accrued to the date of such termination or partial termination, to the extent funded as of such date, shall be nonforfeitable.

         14.3 DISTRIBUTION UPON TERMINATION OR DISCONTINUANCE OF CONTRIBUTIONS. Upon termination of the Plan or a complete discontinuance of contributions to the Plan the interests of all participants shall fully vest and distribution shall be made to each participant in the form and manner determined by the Plan Administrator and as permitted by the Code and ERISA. See Section 7.7 of this Plan.





                                      14-1

                                   ARTICLE XV

                            MERGER OR CONSOLIDATION

         In the case of any merger or consolidation with, or transfer of, assets or liabilities to any other retirement Plan, the termination benefits of participants, former participants and beneficiaries immediately subsequent to the merger, consolidation or transfer shall be equal to or greater than the termination benefits immediately prior to such merger, consolidation, or transfer.





                                      15-1

                                  ARTICLE XVI

                                   AMENDMENTS

Microsoft Corporation reserves the right, from time to time, to make any amendment or amendments to this Plan by resolution of its Board of Directors, or by action of any committee or officer to whom the Board of Directors has delegated authority to amend the Plan, which amendment or amendments shall not cause any part of the plan funds to be used for, or directed to, any purposes other than the exclusive benefit of participants, former participants or their beneficiaries, nor shall any such amendment reduce the amount of accrued benefit of any participant or beneficiary within the meaning of Code Section 411(d)(6) except to the extent permitted by Code Section 411(d)(6) or the Treasury Regulations thereunder.





                                      16-1

                                  ARTICLE XVII

                                RIGHTS RESERVED

         The establishment of the Plan as evidenced hereby or as hereafter modified, the creation of any funds or accounts or the payment of any benefit hereunder shall not be construed as giving any participant, or any other person, any legal or equitable right against the employer, the trustee, or the Plan Administrator, unless the same shall be specifically provided for in this document or conferred by affirmative action of the employer in accordance with the terms and provisions of this Plan or as giving any employee or participant the right to be retained in the service of the employer. All employees shall remain subject to discharge by the employer to the same extent as if this Plan had never been executed.





                                      17-1

                                 ARTICLE XVIII

                              TOP-HEAVY PROVISIONS

If the Plan is top-heavy in any plan year, the provisions of Appendix IV, attached hereto and incorporated herein, shall supersede any conflicting provisions in the Plan.





                                      18-1

                                  ARTICLE XIX

                                     LOANS

         Beginning January 1, 1993, a participant may borrow from his or her account in accordance with a non-discriminatory written loan policy, which is incorporated herein by reference.





                                      19-1

                                   APPENDIX I

                           DEFINITION OF COMPENSATION

                                  Section 1.3

         I.1.3.A.         Compensation:

                 (a) For all plan years commencing on or after April 1, 1989, and prior to January 1, 1994, compensation means an employee's salary or wages paid during the plan year. Compensation includes bonuses, commissions, overtime and salary reduction contributions made by an employee to a benefit plan, but shall not include reimbursement of moving expenses, car allowances, club dues, income attributable to life insurance, and similar items. Notwithstanding anything in this Plan to the contrary, the compensation of each employee taken into account for any such plan year shall not exceed $200,000, except that such $200,000 shall be increased as permitted by Internal Revenue Service publication to reflect cost-of-living adjustment.

                 (b) For all plan years commencing on or after January 1, 1994, an employee's wages, salaries, fees for professional services, and other amounts received (without regard to whether or not an amount is paid in cash) for personal services actually rendered in the course of employment with the employer maintaining the plan to the extent that the amounts are includible in gross income (including, but not limited to, bonuses, commissions, and overtime pay). Compensation includes the employee's elective salary reduction contributions not includible in gross income under Code Section 125 (cafeteria plans) or Section 402(e)(3) (401(k) plans); and compensation includes foreign earned income (as defined in Code Section 911(b)), whether or not excludable from gross income under Code Section 911. Compensation shall not include:

                          (i)     (even if includible in gross income)
reimbursements or other expense allowances, fringe benefits (cash and noncash), moving expenses, deferred compensation, and welfare benefits;

                          (ii)    employer contributions to a simplified
employee pension described in Code Section 408(k), distributions from a plan of deferred compensation (regardless of whether such amounts are includible in the gross income of the employee when distributed);

                          (iii)   amounts realized from the exercise of a
nonqualified stock option, or when restricted stock (or property) held by an employee either becomes freely transferable or is no longer subject to a substantial risk of forfeiture;

                          (iv)    amounts realized by the employee from the
sale, exchange or other disposition of stock acquired under a qualified stock option; and

                          (v)     other amounts which receive special tax
benefits, such as premiums for group-term life insurance.

         I.1.3.B.         Compensation for Employees of Controlled Group

                 In the case of an employee of an employer which is a member of a controlled group of corporations (as defined in Code Section 414(b) as modified by Code Section 415(h)), the term "compensation" for such employee includes compensation from all employers that are members of the group, regardless of whether the employee's particular employer has a qualified plan. This rule is also applicable to an employee of two or more trades or businesses (whether or not incorporated) that are under common control (as defined in Code
Section 414(c) as modified by Code Section 415(h)), to an employee of two or more members of an affiliated service group as defined in Code Section 414(m), and to an employee of two or more members of any group of employers who must be aggregated and treated as one employer pursuant to Code Section 414(o).

         I.1.3.C.         Limitations on Compensation

                 (a) In addition to the applicable limitations set forth in the Plan, and notwithstanding any other provisions of the Plan to the contrary, for plan years beginning on or after January 1, 1994, the annual compensation of each employee taken into account under the Plan shall not exceed the OBRA '93 annual compensation limit. The OBRA '93 annual compensation limit is $150,000, as adjusted by the Commissioner for increases in the cost of living in accordance with Code Section 401(a)(17)(B). The cost-of-living adjustment in effect for a calendar year applies to any period, not exceeding 12 months, over which compensation is determined (the "determination period") beginning in such calendar year. If a determination period consists of fewer than 12 months, the OBRA '93 annual compensation limit will be multiplied by a fraction, the numerator of which is the number of months in the determination period, and the denominator of which is 12.

                 For plan years beginning on or after January 1, 1994, any reference in this Plan to the limitation under Code Section 401(a)(17) shall mean the OBRA '93 annual compensation limit set forth in this provision.

                 If compensation for any prior determination period is taken into account in determining an employee's benefit accruing in the current plan year, the compensation for that prior determination period is subject to the OBRA '93 annual compensation limit in effect for that prior determination period. For this purpose, for determination periods beginning before the first date of the first plan year beginning on or after January 1, 1994, the OBRA '93 annual compensation limit is $150,000.

                 For purposes of determining the maximum dollar amount referred to in this provision, the compensation of any participant who is either a 5% owner (as defined in Code Section 416(i)) or one of the ten most highly paid highly compensated employees during the Plan year shall be aggregated with:
(i) the compensation of any lineal descendant who has not attained the age of 19, and (ii) the compensation of a participant who is his or her spouse.

                                 APPENDIX II

                          Sections 1.6, 2.1 and 5.2

                        EMPLOYERS MAINTAINING THE PLAN

Employer                                       Effective Date
___________________________________________    ________________________________
Microsoft Corporation                          January 1, 1987
Technology Resources Management Corporation    November 23, 1992

            EMPLOYEES' PREPARTICIPATION SERVICE WITH THESE COMPANIES
                     IS COUNTED FOR ELIGIBILITY AND VESTING

Company                                        Effective Date Credit is Granted
___________________________________________    ________________________________
Microsoft Corporation                          January 1, 1987
Technology Resources Management Corporation    November 23, 1992
Fox Software, Inc.                             July 1, 1992
SOFTIMAGE, Inc.                                June 27, 1994
Bauer Group, Inc.                              July 1, 1989
Forethought, Inc.                              August 1, 1987

                                  APPENDIX III

         CODE SECTION  401(k) LIMITATIONS OF COMPENSATION DEFERRALS AND
           CODE SECTION  401(m) LIMITATIONS ON COMPENSATION DEFERRALS

         III.9.5.A.       Definition of Highly Compensated Employee

         "Highly compensated employee" shall mean:

                 (a) Any employee who performs services for the employer during the "determination year" and who, during the "look-back year" (1) was a 5% owner of the employer; (2) received compensation from the employer in excess of $75,000 (as adjusted for increases in cost of living as reported in IRS publications); (3) received compensation from the employer in excess of $50,000 (as adjusted for increases in cost of living as reported in IRS publications) and was a member of the "top-paid group" for such year; or (4) was an officer of the employer and received compensation during such year that is greater than 50% of the dollar limitation in effect under Code Section 415(c)(1)(A);

                 (b) Any employee who performs services for the employer during the determination year and who, with respect to the determination year, is either described in (a)(1) above or is both one of the 100 employees who received the most compensation from the employer during the determination year and is described in (a)(2), (a)(3) or (a)(4); or

                 (c) Any employee who separated from service (or was deemed to have separated) prior to the determination year, and met the description in (a) or (b) above for either the separation year or any determination year ending on or after the employee's 55th birthday.

                 (d) If no officer of the employer has compensation in excess of 50% of the dollar limitation in effect under Code Section 415(b)(1)(A) during a determination year or a look-back year, the highest paid officer for such year shall be treated as a highly compensated employee.

                 (e) If an employee is, during a determination year or look-back year, a "family member" of either a 5% owner who is an employee or of a highly compensated employee in the group consisting of the 10 most highly compensated employees ranked on the basis of compensation paid by the employer during such year, then the family member and 5% owner or





                                     III-1
top-ten highly compensated employee shall be treated as a single employee, and their compensation and contributions or benefits under this Plan shall be aggregated. Except as otherwise provided under Code Section 401(a)(17), "family member" includes the spouse, lineal ascendants and descendants of the employee or former employee, and the spouses of such lineal ascendants and descendants.

                 (f) The "determination year" shall be the Plan year for which compliance is being tested, and the "look-back year" shall be the 12-month period immediately preceding the determination year.

                 (g) The "top-paid group" for a determination year or a look-back year shall consist of the top 20% of employees ranked on the basis of compensation received during the year excluding employees described in Code
Section 414(q)(8) and Treasury regulations thereunder. The number of employees treated as officers shall be limited to 50 (or, if less, the greater of 3 employees or 10% of the employees). For purposes of this definition of "highly compensated employee", "compensation" means compensation within the meaning of Code Section 415(c)(3), but including elective or salary reduction contributions to a cafeteria Plan, cash or deferred arrangement, or tax-sheltered annuity.

         III.9.5.B.       Code Section  401(k) Limitations on Compensation
Deferrals.

                 (a) The Plan Administrator will estimate as soon as practicable before the close of the plan year and at such other times as the Plan Administrator in its discretion determines, the extent, if any, to which any participant or class of participants will have to reduce contributions under this Plan.

                 (b) For each plan year, an actual deferral percentage will be determined for each participant equal to the ratio of the total amount of the participant's salary deferrals under section 3.1 for the plan year divided by the participant's compensation in the plan year. In the case of family members treated as a single highly compensated employee under the definition of "highly compensated employee", in accordance with the family aggregation rules of Code Section 414(q)(6), the actual deferral percentage shall be the greater of the (1) the actual deferral





                                     III-2
percentage determined by combining the compensation deferrals and compensation of all eligible family members who are highly compensated employees without regard to family aggregation, and (2) the actual deferral percentage determined by combining the salary deferrals and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the deferrals and compensation of such family members shall be disregarded for purposes of this section. Except as otherwise provided in this paragraph (b), with respect to participants who have made no salary deferrals under this plan, such actual deferral percentage will be zero.

                 (c) The average of the actual deferral percentages for highly compensated employees ("high average") when compared with the average of the actual deferral percentages for non-highly compensated employees ("low average") must meet one of the following requirements:

                          (1)     The high average is no greater than 1.25
times the low average; or

                          (2)     The high average is no greater than two times
the low average and the high average is no greater than the low average plus two percentage points.

                 (d) If, pursuant to the estimates by the Plan Administrator under (a) and (b) above, a participant or class of participants is not eligible for salary deferral treatment for any or all of the amounts deferred, then the Plan Administrator may elect, at its discretion, to pursue any of the following courses of action or any combination thereof:

                          (1)     Excess salary deferrals, and any earnings
attributable thereto through the date of distribution, may be returned to the employer employing the participant, solely for the purpose of enabling the employer to withhold any federal, state, or local taxes due on such amounts. The employer will pay all remaining amounts to the participant within the 2-1/2 month period following the close of the plan year to which the excess salary deferrals relate to the extent feasible, but in all events no later than 12 months after the close of such plan year.

                          (2)     The Plan Administrator may authorize a
suspension or reduction of salary deferrals.





                                     III-3

                          (3)     The company, in its discretion, may make a
contribution to the Plan, which will be allocated as a fixed dollar amount among the accounts of non-highly compensated employees who have met the requirements of section 2.1

                 (e) The amount of the excess salary deferrals will be determined by the Plan Administrator by reducing the actual deferral percentage of the highly compensated employee(s) with the highest actual deferral percentage to the extent required to enable the plan to meet the limits in (c) above or to cause the actual deferral percentage of such employee(s) to equal the actual deferral percentage of the highly compensated employee(s) with the next-highest actual deferral percentage. The process in the preceding sentence shall be repeated until the Plan satisfies the limits in (c) above. In the case of family members subject to the family aggregation rules of Code Section 414(q)(6), excess salary deferrals will be allocated among family members in proportion to the salary deferrals of each family member that have been combined under section III.9.5.B.(b) above. Where the actual deferral percentage is determined under section III.9.5.B.(b)(1) above, however, excess salary deferrals will be allocated first among the eligible highly compensated employee family members in proportion to the salary deferrals of each such highly compensated employee family member until the actual deferral percentage of the eligible highly compensated employee family members has been reduced to the actual deferral percentage of the eligible non-highly compensated employee family members. If reduction of the actual deferral percentage below that of the eligible non-highly compensated employee family members is required under section III.9.5.B.(b)(1) to enable the plan to meet the limits in section III.9.5.B.(c) above, such further reduction shall take into account the salary deferrals of all eligible family members and shall be allocated among all such family members in proportion to their salary deferrals. The earnings attributable to excess salary deferrals will be determined in accordance with Treasury Regulations.

                 (f) In the discretion of the Plan Administrator, the tests described in this section may be applied by aggregating the Plan with any other defined contribution plans permitted under the Code.





                                     III-4

         III.9.5.C.       Code Section 401(m) Limitations on Employer Matching
Contributions

                 (a) For each plan year, a contribution percentage will be determined for each participant equal to the ratio of the total amount of the participant's employer matching contributions under section 4.1 for the plan year divided by the participant's compensation for the plan year. Any employer matching contributions or employer contributions treated as salary deferrals under section III.9.5.B.(b) shall not be used to satisfy the requirements of this Section III.9.5.B.(a), except as otherwise permitted by the Code or Treasury Regulations. In the case of family members treated as a single highly compensated employee under the definition of "highly compensated employee" in accordance with the family aggregation rules of Code Section 414(q)(6), the contribution percentage shall be the greater of (1) the contribution percentage determined by combining the employer matching contributions and compensation of all eligible family members who are highly compensated employees without regard to family aggregation, and (2) the actual contribution percentage determined by combining the employer matching contributions and compensation of all eligible family members. Except to the extent taken into account in the preceding sentence, the employer matching contributions, compensation and all amounts treated as employer matching contributions of such family members shall be disregarded for purposes of this section III.9.5.C. Except as otherwise provided in this Section III.9.5.C.(b), with respect to participants and for whom there were no employer matching contributions under this plan, such contribution percentage will be zero.

                 (b) The average of the contribution percentages for highly compensated employees ("high average") when compared with the average of the contribution percentages for non-highly compensated employees ("low average") does not exceed the greater of:

                          (1)     1.25 times the low average; or

                          (2)     The lesser of two times the low average, or
the low average plus two percentage points.

                 (c) If the contribution percentage for any plan year for highly compensated employees exceeds the limits established in (b), the excess contributions for such plan year (and





                                     III-5
the earnings attributable to such excess contributions through the date of distribution) shall be distributed to the highly compensated employees so that the contribution percentage of the highly compensated employee(s) with the highest contribution percentage is reduced to the extent required to enable the plan to meet the limits in (b) above or to cause the contribution percentage of such employee(s) to equal the contribution percentage of the highly compensated employee(s) with the next-highest contribution percentage. The process in the preceding sentence shall be repeated until the plan satisfies the limits in (b) above. In the case of family members subject to the family aggregation rules of Code Section 414(q)(6), excess contributions will be allocated among family members in proportion to the employer matching contributions of each family member that have been combined under section III.9.5.C.(a) above. Where the contribution percentage is determined under section III.9.5.C.(a)(1) above, however, excess employer matching contributions will be allocated first among the eligible highly compensated employee family members in proportion to the employer matching contributions of each such highly compensated employee family member until the contribution percentage of the eligible highly compensated employee family members has been reduced to the contribution percentage of the eligible non-highly compensated employee family members. If reduction of the contribution percentage below that of the eligible non-highly compensated employee family members is required under section III.9.5.C.(a)(1) to enable the plan to meet the limits in section A.3(b) above, such further reduction shall take into account the employer matching contributions of all eligible family members in proportion to their employer matching contributions. The earnings attributable to excess contributions will be determined in accordance with Treasury Regulations.

                 (d) The tests of sections III.9.5.B.(c) and III.9.5.C.(b) shall be met in accordance with the prohibition against the multiple use of the alternative limitation under Code Section 401(m)(9).





                                     III-6

                                  APPENDIX IV

         IV.18.A.         TOP-HEAVY DEFINITIONS.  The definitions relating to
top-heavy plan provisions are as follows:

                 (a) Key Employee shall mean any employee or former employee (and the beneficiaries of such employee) who, in the plan year containing the determination date, or any of the four preceding plan years is:

                           (i)    An officer of the employer having an annual
compensation from the employer greater than 150 percent of the amount in effect
under Code Section   415(b)(1)(A) for any such plan year.  Not more than fifty
employees (or, if fewer, the greater of three employees or ten percent of the employees), including those employees included under subparagraph (ii), (iii) and (iv) below, shall be considered as officers for purposes of this subparagraph.

                          (ii)    One of the ten employees having an annual
compensation from the employer of more than the amount in effect under Code
Section   415(c)(1)(A) in the plan year and owning (or considered as owning within the meaning of Code Section 318) the largest interests in the employer.

                         (iii)    A five-percent owner of the employer.

                          (iv)    A one-percent owner of the employer having an
annual compensation (within the meaning of Code Section 414(q)(7)) from the employer of more than $150,000 for a plan year.

         Whether an employee is a five-percent owner or a one-percent owner shall be determined in accordance with Code Section 416(i). If any individual has not performed services for the employer at any time during the five year period ending on the determination date, any accrued benefit for such individual shall not be taken into account.

                 (b) Top-Heavy Plan shall mean that this Plan is considered top-heavy for any plan year if any of the following conditions exists:

                           (i)    If the top-heavy ratio for this Plan exceeds
60% and this Plan is not part of any required aggregation group or permissive aggregation group of plans.

                          (ii)    If this Plan is a part of a required
aggregation group of plans but not part of a permissive aggregation group and the top-heavy ratio for the group of plans exceeds 60%.

                         (iii)    If this Plan is a part of a required
aggregation group and part of a permissive aggregation group of plans and the top-heavy ratio for the permissive aggregation group exceeds 60%.

                 (c) Top-Heavy Ratios shall mean the ratios calculated as follows:

                           (i)    If the employer maintains one or more defined
contribution plans (including any simplified employee pension plan) and the employer has not maintained any defined benefit plan which during the 5-year period ending on the determination date(s) has or has had accrued benefits, the top-heavy ratio for this Plan alone or for the required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of the account balances of all key employees as of the determination date(s) (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), and the denominator of which is the sum of all account balances (including any part of any account balance distributed in the 5-year period ending on the determination date(s)), both computed in accordance with Code Section 416 and the regulations thereunder. Both the numerator and denominator of the top-heavy ratio are adjusted to reflect any contribution not actually made as of the determination date, but which is required to be taken into account on that date under Code Section 416 and the regulations thereunder.

                          (ii)    If the employer maintains one or more defined
contribution plans (including any simplified employee pension plan) and the employer maintains or has maintained one or more defined benefit plans which during the 5-year period ending on the determination date(s) has or has had any accrued benefits, the top-heavy ratio for any required or permissive aggregation group as appropriate is a fraction, the numerator of which is the sum of account balances under the aggregated defined contribution plan or plans for all key employees, determined in accordance with (i) above, and the present value of accrued benefits under the aggregated defined benefit plan or plans for all key employees as of the determination date(s), and the denominator of which is the sum of the account balances under the aggregated defined contribution plan or plans for all participants, determined in accordance with (i) above, and the present value of accrued benefits under the defined benefit plan or plans for all participants as of the determination date(s), all determined in accordance with Code Section 416 and the regulations thereunder. The accrued benefits under a defined benefit plan in both the numerator and denominator of the top-heavy ratio are adjusted for any distribution of an accrued benefit made in the five-year period ending on the determination date.

                         (iii)    For purposes of (i) and (ii) above the value
of account balances and the present value of accrued benefits will be determined as of the most recent valuation date that falls within or ends with the 12-month period ending on the determination date, except as provided in Code Section 416 and the regulations thereunder for the first and second plan years of a defined benefit plan. The account balances and accrued benefits of a participant (1) who is not a key employee but who was a key employee in a prior year, or (2) who has not been credited with at least one hour of service with any employer maintaining the Plan at any time during the 5-year period ending on the determination date will be disregarded. The calculation of the top-heavy ratio, and the extent to which distributions, rollovers, and transfers are taken into account will be made in accordance with Code Section 416 and the regulations thereunder. Deductible employee contributions will not be taken into account for purposes of computing the top-heavy ratio. When aggregating plans the value of account balances and accrued benefits will be calculated with reference to the determination dates that fall within the same calendar year.

                 (d) Permissive Aggregation Group shall mean the required aggregation group of plans plus any other plan or plans of the employer which, when considered as a group with the required aggregation group, would continue to satisfy the requirements of Code Sections 401(a)(4) and 410.

                 (e) Required Aggregation Group shall mean each qualified plan of the employer in which at least one key employee participates or participated at any time during the determination period (regardless of whether the plan has terminated), and any other qualified plan of the employer which enables such a plan to, meet the requirements of Code Section 401(a)(4) or Section 410.

                 (f) Determination Date shall mean for any plan year subsequent to the first plan year, the last day of the preceding plan year; for the first plan year of the Plan, the last day of that year.

                 (g) Valuation Date shall mean the date as of which account balances or accrued benefits are valued for purposes of calculating the top-heavy ratio.

                 (h) Present value shall be based only on the interest and mortality rates specified in the adoption agreement.

         IV.18.B.         MINIMUM ALLOCATION.

         The employer contributions and forfeitures allocated on behalf of any participant employed on the last day of the plan year, who is not a key employee, shall not be less than the lesser of three percent of such participant's compensation or in the case where the employer has no defined benefit plan which designates this plan to satisfy Code Section 401, the largest percentage of employer contributions and forfeitures, as a percentage of the first $150,000 (or the adjusted limitation under Code Section 401(a)(17)) of the key employee's compensation, allocated on behalf of any key employee for that year. If the highest rate allocated to a key employee for a year in which the Plan is top heavy is less than 3%, amounts contributed as a result of a salary deferral agreement shall be included in determining contributions made on behalf of key employees. The minimum allocation is determined without regard to any Social Security contribution. This minimum allocation shall be made even though, under other plan provisions, the participant would not otherwise be entitled to receive an allocation, or would have received a lesser allocation for the year because of (1) the participant's failure to complete 1,000 hours of service (or any equivalent provided in the Plan), or (2) the participant's failure to make mandatory employee contributions to the Plan, or (3) compensation less than a stated amount. An allocation under this section shall not be made if the participant is covered under any other plan or plans of the employer and the minimum allocation or benefit requirement applicable to top-heavy plans will be met in the other plan or plans. The definition of compensation in section 1.3 of the Plan shall be the definition for determining minimum allocations under this section. This definition shall be used for all top-heavy purposes, including determining whether an employee is a key employee.

         The employer has caused this restated Plan to be duly executed on this _____ day of June, 1994.

                                          MICROSOFT CORPORATION



                                          By _________________________________
                                          Title: _____________________________





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